UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2006

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, Vertex Pharmaceuticals Incorporated (“Vertex”) and Cystic Fibrosis Foundation Therapeutics Incorporated (“CFFT”) entered into a Second Amendment (“Second Amendment”) to the Research, Development and Commercialization Agreement, dated May 24, 2004, between Vertex and CFFT (as amended, the “Agreement”).

The Second Amendment provides that CFFT and Vertex will collaborate on the clinical development of VX-770, a drug candidate being investigated for the treatment of cystic fibrosis, and that CFFT will contribute up to $13.3 million toward certain specified VX-770 development costs incurred by Vertex through the fourth quarter of 2007. CFFT may terminate its obligation to provide such funds on a prospective basis effective on December 31, 2006 or June 30, 2007, upon 60 days’ notice to Vertex. Vertex has the right under the Agreement to develop and commercialize VX-770 worldwide and will pay royalties to CFFT on net sales of VX-770, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

March 22, 2006	/s/ Kenneth S. Boger
Kenneth S. Boger Senior Vice President and General Counsel